                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.

Statement re:     Computation of per share earnings

         Below is reconciliation for the three month periods ended September 30, 2000 and 1999, of the difference between average basic common shares outstanding and average diluted common shares outstanding.

COMPUTATION OF PER SHARE EARNINGS

(dollars in thousands except per share data)               THREE MONTHS ENDED
                                                   SEPT. 30, 2000       Sept. 30, 1999
                                                   -----------------------------------
Basic
-----
Net income                                            $2,353                   $2,247
                                                   ----------------------------------
Average common shares                                  5,637                    5,560
                                                   ----------------------------------
Earnings per common share - basic                     $ 0.42                   $ 0.40
                                                   ----------------------------------
Diluted
-------
Net income                                            $2,353                   $2,247
                                                   ----------------------------------
Average common shares - basic                          5,637                    5,560
Incremental shares outstanding                            33                      117
Average common shares - diluted                        5,670                    5,677
                                                   ----------------------------------
Earnings per common share - diluted                   $ 0.41                   $ 0.40
                                                   ----------------------------------


         Below is reconciliation for the six month periods ended September 30, 2000 and 1999, of the difference between average basic common shares outstanding and average diluted common shares outstanding.


 (dollars in thousands except per share data)                  SIX MONTHS ENDED
                                                      SEPT. 30, 2000          Sept. 30, 1999
                                                      --------------------------------------
Basic
-----
Net income                                               $3,142                      $4,688
                                                      --------------------------------------
Average common shares                                     5,637                       5,560
                                                      --------------------------------------
Earnings per common share - basic                        $ 0.56                      $ 0.84
                                                      --------------------------------------
Diluted
-------
Net income                                               $3,142                      $4,688
                                                      --------------------------------------
Average common shares - basic                             5,637                       5,560
Incremental shares outstanding                               35                         120
Average common shares - diluted                           5,672                       5,680
                                                      --------------------------------------
Earnings per common share - diluted                      $ 0.55                      $ 0.83
                                                      --------------------------------------

                                       39